Exhibit 10.29

AMENDMENT NO. 3 TO EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 3 TO EMPLOYMENT AGREEMENT (the “Amendment No. 3”), made and entered into this 18th day of December, 2019 (the “Effective Date”) by and between Pharmaceutical Product Development, LLC, a Delaware limited liability company and successor to Pharmaceutical Product Development, Inc. (the “Company”), and B. Judd Hartman (the “Executive”).

WHEREAS, the Company, Executive, and Parent (solely for purposes of certain sections thereof as set forth therein) are parties to that certain Employment Agreement dated as of April 10, 2012, as amended pursuant to Amendment No. 1 dated as of February 10, 2016 and Amendment No. 2 dated as of April 1, 2018, and as assigned to and assumed by Parent pursuant to the Assignment and Assumption Agreement, dated as of May 11, 2017 by and among Jaguar Holding Company I, Parent, the Company, and the Executive (such employment agreement, as amended, assigned and assumed, the “Employment Agreement”); and

WHEREAS, the parties desire to further amend the Employment Agreement as set forth herein.

NOW, THEREFORE, that for and in consideration of the foregoing recitals, the mutual promises, covenants and conditions contained herein, and other good and valid consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.     Capitalized Terms. Capitalized terms used in this Amendment No. 3 and not defined herein shall have the meaning given to them in the Employment Agreement.

2.     Amendment. Section 1(c) of the Employment Agreement be and hereby is deleted in its entirety and replaced in full by the following:

“(c)     Position and Duties. Executive shall serve as the Executive Vice President, General Counsel and Chief Administrative Officer of the Company and Parent with such customary responsibilities, duties and authority normally associated with such position and as may from time to time be assigned to Executive by the Chief Executive Officer of the Company or the Board (as defined below). Executive shall devote substantially all of Executive’s working time and efforts to the business and affairs of the Company (which shall include service to its subsidiaries and affiliates) and shall not engage in outside business activities (including serving on outside boards or committees) without the consent of the Board, provided that Executive shall be permitted to (i) manage Executive’s personal, financial and legal affairs, (ii) participate in trade associations, (iii) serve on the board of directors of one for-profit enterprise (whether public or private), subject to the consent of the Chief Executive Officer of the Company, such consent not to be unreasonably withheld, and (iv) serve on the board of directors of not-for-profit or tax-exempt charitable organizations, in each case, subject to Section 5 and the Proprietary Information Agreement and provided that such activities do not interfere with Executive’s performance of Executive’s duties and responsibilities hereunder. The Executive agrees to observe and comply with the rules and policies of the Company and its affiliates as adopted from time to time, in each case as amended from time to time, as delivered or made available to Executive (each, a “Policy”).”

3.     Entire Agreement. This Amendment No. 3 constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous agreements or understandings, whether written or oral, relating to the same.

4.     Binding Effect. The Employment Agreement, as herein amended, shall continue in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 3 as of the date first above written.

PHARMACEUTICAL PRODUCT DEVELOPMENT, LLC

By:	/s/ David Simmons
Name:	David Simmons
Title:	Chief Executive Officer

B. JUDD HARTMAN /s/ B. Judd Hartman (SEAL)

Consented and agreed to by Parent:

PPD, INC. formerly known as EAGLE HOLDING COMPANY I

By:	/s/ David Simmons
Name:	David Simmons
Title:	Chairman and Chief Executive Officer

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